g3

54.6 54.6 54.5 54.5 54.5 44 57 48 (8) (20) 4QFY17 1QFY18 2QFY18 3QFY18 4QFY18 Net Additions (Losses) - In Thousands End of Period Connections - In Millions The company had 8,000 net losses in the current quarter compared with 44,000 net additions in the year-ago period and 48,000 net additions in the prior quarter. Sprint ended the quarter with 54.5 million connections, including 32.8 million postpaid, 8.8 million prepaid, and 12.9 million wholesale and affiliate connections.

Customer Metrics | 5

Postpaid net additions were 169,000 during the quarter compared to net additions of 39,000 in the year-ago period and net additions of 309,000 in the prior quarter. The year-over-year increase was primarily driven by data device net additions that were partially offset by lower phone net additions. The sequential decrease was primarily driven by seasonally lower phone net additions. The current quarter included 129,000 net migrations from prepaid to non-Sprint branded postpaid, compared to 44,000 in the prior year and 107,000 in the prior quarter.



Postpaid Net Additions
In Thousands
39
123
109
309
169
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18



Postpaid Total Churn and Postpaid Phone Churn
1.78%
1.68%
1.63%
1.55%
1.78%
1.73%
1.85%
1.84%
1.82%
1.81%
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18
Postpaid Phone Churn
Postpaid Total Churn

Postpaid phone churn of 1.82 percent compared to 1.68 percent in the year-ago period and 1.84 percent in the prior quarter. The year-over-year increase was mostly driven by customers rolling off promotional offers, while the sequential decrease was impacted by typical seasonality.

Postpaid total churn of 1.81 percent for the quarter compared to 1.78 percent in the year-ago period and 1.85 percent in the prior quarter. The year-over-year increase was primarily driven by higher phone churn that was partially offset by lower data device churn. The sequential decrease was primarily driven by seasonally lower phone churn.

Sprint Quarterly Investor Update – Fiscal 4Q18

Postpaid phone net losses of Postpaid Phone Net Additions (Losses) In Thousands 189,000 compared to net additions of 55,000 in the year-ago period and net losses of 26,000 in the 87 prior quarter. The year-over-year 55 decrease was driven by lower gross additions associated with less promotional service pricing, and (34) (26) higher churn. Sequentially, seasonally lower gross additions (189) were partially offset by seasonally 4QFY17 1QFY18 2QFY18 3QFY18 4QFY18 lower churn. The current quarter included 129,000 net migrations from prepaid to non-Sprint branded postpaid compared to 44,000 in the prior year and 107,000 in the prior quarter. Data Device Net Additions (Losses) In Thousands Data device net additions 358 335 of 358,000 in the quarter compared to net losses of 16,000 in the year-ago 143 period and net additions of 335,000 in the prior 36 quarter. The year-over-year increase was driven by (16) tablets, connected car devices, wearables, and 4QFY17 1QFY18 2QFY18 3QFY18 4QFY18 other connected devices.

Average postpaid connections Average Postpaid Connections per Account per account of 2.92 at quarter 2.92 end compared to 2.85 in the 2.89 2.87 2.88 year-ago period and 2.89 in the 2.85 prior quarter. Both the year-over- year and sequential growth were primarily driven by higher data devices per account. 4QFY17 1QFY18 2QFY18 3QFY18 4QFY18 Prepaid net losses of 30,000 during the quarter compared to 170,000 net additions in the year-ago period and 173,000 net losses in the prior quarter. The year-over-year decrease was driven by higher net migrations to postpaid and lower gross additions resulting from the exit of certain channels, while the sequential increase was mostly driven by lower churn. The current quarter included 129,000 net migrations from prepaid to non-Sprint branded postpaid, compared to 44,000 in the prior year and 107,000 in the prior quarter. Prepaid churn was 4.37 percent compared to 4.30 percent for the year-ago period and 4.83 percent for the prior quarter. The sequential decrease was impacted by seasonality. Wholesale & affiliate net losses were 147,000 in the quarter compared to net losses of 165,000 in the year-ago period and 88,000 in the prior quarter. The sequential decline was primarily impacted by seasonally lower gross additions.

Activations | 8

Activations

Retail activations were 5.8 million during the quarter compared to 6.1 million in the year-ago period and 6.5 million in the prior quarter. Year-over-year, the decrease was mostly due to lower prepaid upgrades. Sequentially, the decrease was due to seasonally lower postpaid upgrades and gross additions.


Retail Activations
In Millions
Postpaid
Prepaid
6.1
2.4
3.7
5.6
2.1
3.5
6.0
2.2
3.8
6.5
2.0
4.5
5.8
2.1
3.7
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18


Postpaid Upgrades as a Percent of Total Postpaid Subscribers
6.4%
5.8%
6.3%
7.7%
6.0%
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18

Postpaid upgrade rate was 6.0 percent during the quarter compared to 6.4 percent for the year-ago period and 7.7 percent for the prior quarter. Both the year-over-year and sequential decreases were driven by overall industry trends of customers keeping devices longer, while the sequential decrease was also impacted by seasonality.

Sprint Quarterly Investor Update – Fiscal 4Q18

Activations

| 9

Postpaid phone connections on unsubsidized service plans represented 85 percent of the base at the end of the quarter, compared to 80 percent in the year-ago period and 84 percent in the prior quarter.



Postpaid Phone Connections on Unsubsidized Service Plans
80%
82%
83%
84%
85%
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18



Postpaid Device Financing
Total Financed Percentage of Activations
Phone Financed Percentage of Phone Activations
90%
89%
87%
88%
87%
84%
83%
81%
81%
79%
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18

Postpaid device financing represented 79 percent of postpaid activations for the quarter compared to 84 percent for the year-ago period and 81 percent in the prior quarter. At the end of the quarter, 50 percent of the postpaid connection base was active on a leasing agreement compared to 47 percent in the year-ago period and 51 percent in the prior quarter.

Postpaid phone financing represented 87 percent of phone activations for the quarter compared to 90 percent for the year-ago period and 88 percent in the prior quarter.

Sprint Quarterly Investor Update – Fiscal 4Q18

Network & Digital | 10

Network Deployment Continues with Mobile 5G Launch Coming Soon

Sprint made continued progress in the quarter on executing its Next-Gen Network plan.

- Sprint now has 2.5 GHz spectrum deployed on approximately 80 percent of its macro sites.
- Sprint currently has approximately 30,000 outdoor small cells deployed including both mini macros and strand mounts.
- Sprint has deployed approximately 1,500 Massive MIMO radios, which increase the speed and capacity of the LTE network and, with a software upgrade, will provide mobile 5G service in select cities in the coming weeks.

Standards-based 5G is currently on-air in select locations, with commercial service expected to launch in the coming weeks. Chicago, Atlanta, Dallas and Kansas City are expected to be among the first cities to offer commercial 5G service; with Houston, Los Angeles, New York City, Phoenix and Washington D.C. slated to launch by the end of June. The total initial 5G coverage footprint across all nine cities is expected to be more than 1,000 square miles. The company has also announced standards-based 5G devices from LG, HTC, and Samsung that will be available soon.


Chicago
5G
New York
5G
Kansas City
5G
Washington D.C.
5G
Los Angeles
5G
Phoenix
5G
Dallas
5G
Atlanta
5G
Houston
5G

Building a Digital Disruptor

Sprint continued to leverage digital capabilities to transform the way it engages with customers.

- Postpaid gross additions in digital channels increased approximately 60 percent year-over-year in both the fiscal fourth quarter and for the full fiscal year. Additionally, the company exited the year with nearly 20 percent of postpaid upgrades occurring in a digital channel.
- Approximately 30 percent of all Sprint customer care chats are now performed by virtual agents using artificial intelligence.
- Web conversions improved while online media spend and cost per click were down year-over-year.

Sprint Quarterly Investor Update – Fiscal 4Q18

Revenue Recognition Changes The company adopted ASU 2014-09, “Revenue from Contracts with Three months ended March 31, 2019 Customers (Topic 606)” as of April 1, As Reported - Previous New Revenue Revenue Difference 2018 ("new revenue standard"). (in millions) Standard Standard A summary of the financial impact of the Net operating revenues income statement adjustments under Service revenue $ 5,656 $ 5,869 $ (213) Equipment sales 1,426 1,057 369 the new standard, as compared to the Equipment rentals 1,359 1,373 (14) previous revenue standard, is reflected Total net operating revenues 8,441 8,299 142 in the table for the current quarter. Net operating expenses Cost of services 1,645 1,669 (24) The most significant impacts to the Cost of equipment sales 1,561 1,506 55 financial statement results are as follows: Cost of equipment rentals 186 186 - Selling, general and administrative 2,043 2,117 (74) • Consideration paid to customers or on Depreciation - network and other 1,113 1,113 - Depreciation - equipment rentals 1,084 1,084 - behalf of customers is included as a Amortization 133 133 - reduction of the total transaction Goodwill impairment 2,000 2,000 - Other, net 350 350 - price of customer contracts, resulting Total net operating expenses 10,115 10,158 (43) in a contract asset that is amortized to service revenue over the term of the Operating loss (1,674) (1,859) 185 contract or customer life. As a result, Total other expenses (595) (595) - the income statement impact reflects Loss before taxes (2,269) (2,454) 185 Income tax benefit 91 130 (39) an increase in equipment sales offset Net loss (2,178) (2,324) 146 by a reduction in wireless service Less: Net loss attributable to revenue. Under the previous standard, noncontrolling interests 4 4 - Net loss attributable to Sprint Corp. $ (2,174) $ (2,320) $ 146 this consideration paid to customers or on behalf of customers was Non-GAAP Financial Measures: recognized as a reduction to Adjusted EBITDA* $ 3,136 $ 2,951 $ 185 equipment sales or as selling, general and administrative expense. • Costs to acquire a customer contract or for a contract renewal are now capitalized and amortized to selling, general and administrative expenses over the expected customer relationship period or length of the service contract, respectively. Under the previous standards, such commission costs were expensed as incurred.

Financials

| 12

Net operating revenues of $8.4 billion for the quarter increased $358 million year-over-year and decreased $160 million sequentially. Adjusting for the $142 million net positive impact this quarter and $110 million net positive impact last quarter from the new revenue standard, operating revenues would have increased $216 million year-over-year and decreased $192 million sequentially. The year-over-year increase was primarily driven by higher equipment rentals, while the sequential decrease was primarily driven by seasonally lower equipment sales.



Net Operating Revenues
Dollars In Billions
New revenue standard impact
$8.1
$8.1 Reported
$8.0
$8.4 Reported
$8.3
$8.6 Reported
$8.5
$8.4 Reported
$8.3
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18



Wireless Service Revenue
Dollars In Billions
New revenue standard impact
$5.6
$5.6
$5.5 Reported
$5.7
$5.5 Reported
$5.6
$5.4 Reported
$5.6
$5.4 Reported
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18

Wireless service revenue of $5.4 billion decreased $164 million year-over-year and $40 million sequentially. Adjusting for the $213 million impact this quarter and $199 million impact last quarter from the new revenue standard, wireless service revenue would have increased $49 million year-over-year and decreased $26 million sequentially. The year-over-year increase was mostly due to growth in the retail customer base, partially offset by lower postpaid ARPU. Sequentially, the slight decrease was driven by lower postpaid ARPU.

Wireline revenue of $314 million for the quarter declined $30 million year-over-year and $2 million sequentially. The year-over-year decline was driven by migrating customers from TDM based to Ethernet based IP data services, as well as lower voice volumes, as the company has discontinued standalone voice services.

Sprint Quarterly Investor Update – Fiscal 4Q18

Financials | 13

Postpaid Average Revenue Per User (ARPU) of $43.25 for the quarter decreased 3 percent year-over-year and 1 percent sequentially. Adjusting for the $0.74 impact this quarter and $0.96 impact last quarter from the new revenue standard, ARPU would have declined only 1 percent both year-over-year and sequentially. Both the year-over-year and sequential changes were impacted by higher data device sales, which generally have a lower monthly recurring charge than phones.


Postpaid Average Revenue Per User (ARPU)
New revenue standard impact
$44.40
$44.57
$44.99
$44.60
$43.99
$43.55
Reported
$43.99
Reported
$43.64
Reported
$43.25
Reported
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18


Prepaid Average Revenue Per User (ARPU)
New revenue standard impact
$37.15
$37.48
$37.33
$37.49
$37.81
$36.27
Reported
$35.40
Reported
$34.53
Reported
$33.67
Reported
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18

Prepaid Average Revenue Per User (ARPU) of $33.67 for the quarter decreased 9 percent year-over-year and 2 percent sequentially. Adjusting for the $4.14 impact this quarter and $2.96 impact last quarter from the new revenue standard, ARPU would have increased 2 percent year-over-year and 1 percent sequentially.

Sprint Quarterly Investor Update – Fiscal 4Q18

Equipment rentals, formerly referred Equipment Rentals New revenue standard impact to as lease revenue, of $1.4 billion Dollars In Billions $1.3 $1.4 increased $223 million year-over-year $1.2 $1.3 $1.1 and $46 million sequentially. $1.3 $1.4 $1.3 Reported $1.2 Reported Adjusting for the $14 million impact Reported Reported this quarter and $16 million impact last quarter from the new revenue standard, equipment rentals would have increased by $237 million year- over-year and $44 million sequentially. Both the year-over-year 4QFY17 1QFY18 2QFY18 3QFY18 4QFY18 and sequential growth were driven by the growing number of leasing customers, as well as an increase in average selling price of devices. Equipment sales of $1.4 billion increased $345 million year-over-year and decreased $163 million sequentially. Adjusting for the $369 million impact this quarter and $325 million impact last quarter of the new revenue standard, equipment sales would have decreased $24 million year-over-year and $207 million sequentially. Year-over-year, a decrease in retail sales was mostly offset by a higher average selling price per device sold. The sequential decrease was primarily driven by seasonally lower postpaid sales volumes.

Financials | 15

Cost of services (CoS) of $1.6 billion for the quarter decreased $16 million year-over-year and $3 million sequentially. Adjusting for the $24 million impact this quarter and $23 million impact last quarter of the new revenue standard, cost of services would have increased $8 million year-over-year and decreased $2 million sequentially. Year-over-year, lower wireline network costs were partially offset by incremental expenses associated with increased network investments.


Cost of Service
Dollars In Billions
New revenue standard impact
$1.7
$1.7
$1.7
$1.7
$1.7
$1.7
Reported
$1.7
Reported
$1.6
Reported
$1.6
Reported
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18

Selling, general and administrative expenses (SG&A) of $2.0 billion for the quarter increased by $15 million year-over-year and $40 million sequentially. Adjusting for the $74 million impact this quarter and the $142 million impact last quarter of the new revenue standard, along with merger-related costs that did not impact adjusted EBITDA*, SG&A would have decreased $41 million year-over-year and $91 million sequentially. The year-over-year decline was mostly due to lower marketing and selling expenses, partially offset by higher bad debt expense that was associated with more installment billing sales, while the sequential decrease was primarily driven by seasonally lower selling expenses.


Selling, General, and Administrative
Dollars In Billions
New revenue standard impact
$2.0
$1.9
$2.0
$2.1
$2.1
$1.9
Reported
$1.9
Reported
$2.0
Reported
$2.0
Reported
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18

Sprint Quarterly Investor Update – Fiscal 4Q18

Financials | 16

Cost of equipment sales of $1.6 billion for the quarter increased $74 million year-over-year and decreased $173 million sequentially. Adjusting for the $55 million impact this quarter and $19 million impact last quarter of the new revenue standard, cost of equipment sales would have increased $19 million year-over-year and decreased $209 million sequentially. The year-over-year increase was driven by a higher average cost per device sold. The sequential decrease was primarily driven by seasonally lower postpaid sales volumes.


Cost of Equipment Sales
Dollars In Billions
New revenue standard impact
$1.5
$1.3
Reported
$1.2
$1.5
Reported
$1.5
$1.7
Reported
$1.7
$1.6
Reported
$1.5
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18

Cost of equipment rentals, formerly referred to as loss on leased devices, of $186 million for the quarter increased $40 million year-over-year and $4 million sequentially, due to growth in leasing customers.


Depreciation and Amortization
Dollars In Billions
Network and Other
Equipment Rentals
Amortization
$2.3
$0.2
$1.1
$1.0
$2.3
$0.2
$1.1
$1.0
$2.4
$0.2
$1.2
$1.0
$2.4
$0.2
$1.1
$1.1
$2.3
$0.1
$1.1
$1.1
4QFY17
1QFY18
2QFY18
3QFY18
4QFY18

Depreciation and amortization expense of $2.3 billion for the quarter increased $71 million year-over-year and decreased $40 million sequentially. The year-over-year increase was driven primarily by higher network depreciation. The sequential decrease was mostly driven by a decrease in equipment rental depreciation, due to ongoing evaluations of device residual values based on market rates.

Sprint Quarterly Investor Update – Fiscal 4Q18

Operating loss of $1.7 billion for the quarter included a preliminary non-cash goodwill impairment charge of $2 billion, $185 million net positive impact from the new revenue standard, $304 million loss from asset dispositions, $130 million in merger-related costs, $24 million in litigation and other contingencies, and $22 million in severance and exit costs. The year-ago period included $189 million loss from asset dispositions and $84 million in severance, exit costs, and litigation settlements. The prior period included $256 million net positive impact from the new revenue standard, $105 million loss from asset dispositions, $67 million in merger-related costs, $50 million in litigation and other contingencies, and $30 million in severance and exit costs. Adjusting for the items above, operating income would have improved $112 year-over-year and $146 million sequentially. Net loss of $2.2 billion for the quarter included a preliminary after-tax, non-cash goodwill impairment charge of $2 billion, compared to net income of $69 million in the year-ago period and net loss of $141 million in the prior quarter. The current period included $146 million net positive impact from the new revenue standard compared to $202 million in the prior quarter. Adjusted EBITDA* was $3.1 billion for the quarter compared to $2.8 billion in the year-ago period and $3.1 billion in the prior quarter. Adjusted EBITDA* New revenue standard impact Adjusting for the $185 million net Dollars In Billions positive impact this quarter and $256 million impact last quarter $3.3 $3.3 $3.1 $3.1 from the new revenue standard, $2.8 $3.1 $3.0 adjusted EBITDA* would have $2.8 $3.0 Reported Reported Reported improved $183 million year-over- Reported year and $106 million sequentially. The year-over-year improvement was primarily driven by higher equipment rentals and partially offset by higher cost of equipment 4QFY17 1QFY18 2QFY18 3QFY18 4QFY18 rentals. Sequentially, the increase was primarily driven by seasonally lower selling, general and administrative expenses.

Net cash provided by operating Net Cash Provided by Operating Activities activities of $2.8 billion for the Dollars In Billions $2.9 quarter compared to $2.7 billion in the $2.7 $2.8 year-ago period and $2.2 billion in the $2.4 prior quarter. Year-over-year, the $2.2 increase was driven by higher Adjusted EBITDA*, partially offset by unfavorable changes in working capital. The sequential increase was primarily due to favorable changes in working capital. 4QFY17 1QFY18 2QFY18 3QFY18 4QFY18 Adjusted free cash flow* of negative $539 million for the quarter compared to negative $240 Adjusted Free Cash Flow * million in the year-ago period and Dollars In Millions negative $908 million in the prior $525 quarter. Year-over-year, the decrease was primarily driven by $8 increased network spending and lower net proceeds of financings ($240) related to devices and receivables, ($539) partially offset by higher cash flows from operations. Sequentially, the ($908) improvement was mostly driven by 4QFY17 1QFY18 2QFY18 3QFY18 4QFY18 higher cash flows from operations and seasonally lower spending on leased devices, partially offset by lower net proceeds of financings related to devices and receivables. Cash paid for network capital expenditures was $1.1 billion in the quarter compared to $780 million in the year-ago period and $1.4 billion in the prior quarter. The year-over-year increase was driven by higher spending on Next-Gen network initiatives, while the sequential decrease was driven by timing of cash payments.

Liquidity and Debt Dollars In Billions $ 9.9 $0.1 $1.9 $9.8 of $0.9 General Purpose Liquidity $ 4.5 $0.2 $0.2 $0.1 $7.0 $4.0 Liquidity as of 3/31/19 Current Maturities** Cash, Cash Equivalents, Short-Term Investments Revolver Receivables/Device Financing Vendor Financing Note Maturities Other ** Includes maturities due through March 2020 Total general purpose liquidity was $9.8 billion at the end of the quarter, including $7.0 billion of cash, cash equivalents and short-term investments. Additionally, the company has approximately $100 million of availability under a vendor financing agreement that can be used toward the purchase of 2.5GHz network equipment.

Results Tables | 20

Wireless Operating Statistics (Unaudited)

	Quarter To Date 3/31/19	12/31/18	3/31/18	Year To Date 3/31/19	3/31/18
Net additions (losses) (in thousands)					
Postpaid [(a)]	169	309	39	710	424
Postpaid phone [(a)]	(189)	(26)	55	(162)	606
Prepaid	(30)	(173)	170	(214)	363
Wholesale and affiliate	(147)	(88)	(165)	(419)	81
Total wireless net (losses) additions	(8)	48	44	77	868
End of period connections (in thousands)					
Postpaid [(a) (b) (d) (e)]	32,774	32,605	32,119	32,774	32,119
Postpaid phone [(a) (b) (d)]	26,598	26,787	26,813	26,598	26,813
Prepaid [(a) (b) (c) (d) (f) (g)]	8,816	8,846	8,989	8,816	8,989
Wholesale and affiliate [(c) (d) (h)]	12,897	13,044	13,517	12,897	13,517
Total end of period connections	54,487	54,495	54,625	54,487	54,625
Churn					
Postpaid	1.81%	1.85%	1.78%	1.77%	1.74%
Postpaid phone	1.82%	1.84%	1.68%	1.74%	1.62%
Prepaid	4.37%	4.83%	4.30%	4.53%	4.58%
Supplemental data - connected devices					
End of period connections (in thousands)					
Retail postpaid	3,121	2,821	2,335	3,121	2,335
Wholesale and affiliate	10,384	10,563	11,162	10,384	11,162
Total	13,505	13,384	13,497	13,505	13,497
ARPU [(i)]					
Postpaid	$ 43.25	$ 43.64	$ 44.40	$ 43.60	$ 45.70
Postpaid phone	$ 50.18	$ 50.01	$ 50.44	$ 49.98	$ 51.98
Prepaid	$ 33.67	$ 34.53	$ 37.15	$ 34.98	$ 37.67

NON-GAAP RECONCILIATION - ABPA* AND ABPU* (Unaudited)

(Millions, except accounts, connections, ABPA*, and ABPU*)

	Quarter To Date 3/31/19	12/31/18	3/31/18	Year To Date 3/31/19	3/31/18
ABPA*					
Postpaid service revenue	$ 4,231	$ 4,236	$ 4,270	$ 16,910	$ 17,396
Add: Installment plan and non-operating lease billings	273	306	368	1,257	1,512
Add: Equipment rentals	1,359	1,313	1,136	5,137	4,048
Total for postpaid connections	$ 5,863	$ 5,855	$ 5,774	$ 23,304	$ 22,956
Average postpaid accounts (in thousands)	11,184	11,196	11,259	11,191	11,260
Postpaid ABPA* [(j)]	$ 174.75	$ 174.32	$ 171.38	$ 173.54	$ 169.99

	Quarter To Date 3/31/19	12/31/18	3/31/18	Year To Date 3/31/19	3/31/18
Postpaid phone ABPU*					
Postpaid phone service revenue	$ 4,012	$ 4,014	$ 4,048	$ 16,041	$ 16,463
Add: Installment plan and non-operating lease billings	213	253	324	1,052	1,349
Add: Equipment rentals	1,354	1,307	1,126	5,112	4,003
Total for postpaid phone connections	$ 5,579	$ 5,574	$ 5,498	$ 22,205	$ 21,815
Postpaid average phone connections (in thousands)	26,652	26,751	26,754	26,746	26,394
Postpaid phone ABPU* [(k)]	$ 69.79	$ 69.45	$ 68.51	$ 69.19	$ 68.88

[(a)] During the three-month period ended March 31, 2018, a non-Sprint branded postpaid offering was introduced allowing prepaid customers to purchase a device under our installment billing program. As a result of the extension of credit, approximately 167,000 prepaid subscribers were migrated from the prepaid subscriber base into the postpaid subscriber base. In addition, net subscriber additions under the non-Sprint branded postpaid offering were 44,000 during the three-month period ended March 31, 2018.

[(b)] During the three-month period ended June 30, 2018, we ceased selling devices in our installment billing program under one of our brands and as a result, 45,000 subscribers were migrated back to prepaid.

[(c)] Sprint is no longer reporting Lifeline subscribers due to regulatory changes resulting in tighter program restrictions. We have excluded them from our customer base for all periods presented, including our Assurance Wireless prepaid brand and subscribers through our wholesale Lifeline MVNOs.

[(d)] As a result of our affiliate agreement with Shentel, certain subscribers have been transferred from postpaid and prepaid to affiliates. During the three-month period ended June 30, 2018, 10,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates. During the three-month period ended March 31, 2018, 29,000 and 11,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates. During the three-month period ended June 30, 2017, 17,000 and 4,000 subscribers were transferred from postpaid and prepaid, respectively, to affiliates.

[(e)] During the three-month period ended June 30, 2017, 2,000 Wi-Fi connections were adjusted from the postpaid subscriber base.

[(f)] During the three-month period ended September 30, 2017, the Prepaid Data Share platform It's On was decommissioned as the Company continues to focus on higher value contribution offerings resulting in a 49,000 reduction to prepaid end of period subscribers.

[(g)] During the three-month period ended December 31, 2017, prepaid end of period subscribers increased by 169,000 in conjunction with the PRWireless HoldCo, LLC joint venture.

[(h)] On April 1, 2018, approximately 115,000 wholesale subscribers were removed from the subscriber base with no impact to revenue. During the three-month period ended December 31, 2018, an additional 100,000 wholesale subscribers were removed from the subscriber base with no impact to revenue.

[(i)] ARPU is calculated by dividing service revenue by the sum of the monthly average number of connections in the applicable service category. Changes in average monthly service revenue reflect connections for either the postpaid or prepaid service category who change rate plans, the level of voice and data usage, the amount of service credits which are offered to connections, plus the net effect of average monthly revenue generated by new connections and deactivating connections. Postpaid phone ARPU represents revenues related to our postpaid phone connections.

[(j)] Postpaid ABPA* is calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

[(k)] Postpaid phone ABPU* is calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid phone connections during the period. Installment plan billings represent the substantial majority of the total billings in the table above for all periods presented.

Sprint Quarterly Investor Update – Fiscal 4Q18

Wireless Device Financing Summary (Unaudited) (Millions, except sales, connections, and leased devices in property, plant and equipment) Quarter To Date Year To Date 3/31/19 12/31/18 3/31/18 3/31/19 3/31/18 Postpaid activations (in thousands) 3,730 4,462 3,737 15,437 16,196 Postpaid activations financed 79% 81% 84% 81% 85% Postpaid activations - operating leases 58% 63% 70% 62% 67% Installment plans Installment sales financed $ 368 $ 357 $ 214 $ 1,193 $ 1,311 Installment billings $ 219 $ 251 $ 342 $ 1,087 $ 1,436 Installment receivables, net $ 926 $ 894 $ 1,149 $ 926 $ 1,149 Equipment rentals and depreciation - equipment rentals Equipment rentals $ 1,359 $ 1,313 $ 1,136 $ 5,137 $ 4,048 Depreciation - equipment rentals $ 1,084 $ 1,137 $ 1,060 $ 4,538 $ 3,792 Leased device additions Cash paid for capital expenditures - leased devices $ 1,702 $ 2,215 $ 1,928 $ 7,441 $ 7,461 Leased devices Leased devices in property, plant and equipment, net $ 6,612 $ 6,683 $ 6,012 $ 6,612 $ 6,012 Leased device units Leased devices in property, plant and equipment (units in thousands) 15,889 15,897 14,543 15,889 14,543 Leased device and receivables financings net proceeds Proceeds $ 1,783 $ 2,200 $ - $ 6,866 $ 2,679 Repayments (2,500) (1,900) (555) (6,670) (2,574) Net (repayments) proceeds of financings related to devices and receivables $ (717) $ 300 $ (555) $ 196 $ 105 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86

Results Tables | 22

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Quarter To Date 3/31/19	Quarter To Date 12/31/18	Quarter To Date 3/31/18	Year To Date 3/31/19	Year To Date 3/31/18
Net operating revenues					
Service revenue	$ 5,656	$ 5,699	$ 5,866	$ 22,857	$ 23,834
Equipment sales	1,426	1,589	1,081	5,606	4,524
Equipment rentals	1,359	1,313	1,136	5,137	4,048
Total net operating revenues	8,441	8,601	8,083	33,600	32,406
Net operating expenses					
Cost of services (exclusive of depreciation and amortization below)	1,645	1,648	1,661	6,664	6,801
Cost of equipment sales	1,561	1,734	1,487	6,082	6,109
Cost of equipment rentals (exclusive of depreciation below)	186	182	146	643	493
Selling, general and administrative	2,043	2,003	2,028	7,774	8,087
Depreciation - network and other	1,113	1,088	1,015	4,245	3,976
Depreciation - equipment rentals	1,084	1,137	1,060	4,538	3,792
Amortization	133	145	184	608	812
Goodwill impairment (1)	2,000	-	-	2,000	-
Other, net	350	185	266	648	(391)
Total net operating expenses	10,115	8,122	7,847	33,202	29,679
Operating (loss) income	(1,674)	479	236	398	2,727
Interest expense	(629)	(664)	(576)	(2,563)	(2,365)
Other income (expense), net	34	32	(9)	187	(59)
(Loss) income before income taxes	(2,269)	(153)	(349)	(1,978)	303
Income tax benefit	91	8	412	35	7,074
Net (loss) income	(2,178)	(145)	63	(1,943)	7,377
Less: Net loss attributable to noncontrolling interests	4	4	6	-	12
Net (loss) income attributable to Sprint Corporation	$ (2,174)	$ (141)	$ 69	$ (1,943)	$ 7,389
Basic net (loss) income per common share attributable to Sprint Corporation	$ (0.53)	$ (0.03)	$ 0.02	$ (0.48)	$ 1.85
Diluted net (loss) income per common share attributable to Sprint Corporation	$ (0.53)	$ (0.03)	$ 0.02	$ (0.48)	$ 1.81
Basic weighted average common shares outstanding	4,080	4,078	4,004	4,057	3,999
Diluted weighted average common shares outstanding	4,080	4,078	4,055	4,057	4,078
Effective tax rate	4.0%	5.2%	118.1%	1.8%	-2,334.7%

NON-GAAP RECONCILIATION - NET (LOSS) INCOME TO ADJUSTED EBITDA* (Unaudited)
(Millions)

	Quarter To Date 3/31/19	Quarter To Date 12/31/18	Quarter To Date 3/31/18	Year To Date 3/31/19	Year To Date 3/31/18
Net (loss) income	$ (2,178)	$ (145)	$ 63	$ (1,943)	$ 7,377
Income tax benefit	(91)	(8)	(412)	(35)	(7,074)
(Loss) income before income taxes	(2,269)	(153)	(349)	(1,978)	303
Other (income) expense, net	(34)	(32)	9	(187)	59
Interest expense	629	664	576	2,563	2,365
Operating (loss) income	(1,674)	479	236	398	2,727
Depreciation - network and other	1,113	1,088	1,015	4,245	3,976
Depreciation - equipment rentals	1,084	1,137	1,060	4,538	3,792
Amortization	133	145	184	608	812
EBITDA* (2)	656	2,849	2,495	9,789	11,307
Loss (gain) from asset dispositions, exchanges, and other, net (3)	304	105	189	477	(115)
Severance and exit costs (4)	22	30	67	85	80
Contract terminations costs (benefits) (5)	-	-	-	34	(5)
Merger costs (6)	130	67	-	346	-
Litigation expenses and other contingencies (7)	24	50	10	74	(305)
Goodwill impairment (1)	2,000	-	-	2,000	-
Hurricanes (8)	-	-	7	(32)	107
Adjusted EBITDA* (2)	$ 3,136	$ 3,101	$ 2,768	$ 12,773	$ 11,069
Adjusted EBITDA margin*	55.4%	54.4%	47.2%	55.9%	46.4%
Selected items:					
Cash paid for capital expenditures - network and other	$ 1,149	$ 1,416	$ 780	$ 4,963	$ 3,319
Cash paid for capital expenditures - leased devices	$ 1,702	$ 2,215	$ 1,928	$ 7,441	$ 7,461

Sprint Quarterly Investor Update – Fiscal 4Q18

WIRELESS STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date Year To Date 3/31/19 12/31/18 3/31/18 3/31/19 3/31/18 Net operating revenues Service revenue Postpaid $ 4,231 $ 4,236 $ 4,270 $ 16,910 $ 17,396 Prepaid 886 924 989 3,746 3,971 Wholesale, affiliate and other 292 289 314 1,160 1,198 Total service revenue 5,409 5,449 5,573 21,816 22,565 Equipment sales 1,426 1,589 1,081 5,606 4,524 Equipment rentals 1,359 1,313 1,136 5,137 4,048 Total net operating revenues 8,194 8,351 7,790 32,559 31,137 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 1,462 1,439 1,401 5,796 5,701 Cost of equipment sales 1,561 1,734 1,487 6,082 6,109 Cost of equipment rentals (exclusive of depreciation below) 186 182 146 643 493 Selling, general and administrative 1,854 1,885 1,947 7,192 7,782 Depreciation - network and other 1,064 1,035 968 4,039 3,768 Depreciation - equipment rentals 1,084 1,137 1,060 4,538 3,792 Amortization 133 145 184 608 812 Other, net 349 185 258 629 (35) Total net operating expenses 7,693 7,742 7,451 29,527 28,422 Operating income $ 501 $ 609 $ 339 $ 3,032 $ 2,715 WIRELESS NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date Year To Date 3/31/19 12/31/18 3/31/18 3/31/19 3/31/18 Operating income $ 501 $ 609 $ 339 $ 3,032 $ 2,715 Loss (gain) from asset dispositions, exchanges, and other, net (3) 304 105 189 477 (115) Severance and exit costs (4) 21 30 59 66 58 Contract terminations costs (benefits) (5) - - - 34 (5) Litigation expenses and other contingencies (7) 24 50 10 74 73 Hurricanes (8) - - 7 (32) 107 Depreciation - network and other 1,064 1,035 968 4,039 3,768 Depreciation - equipment rentals 1,084 1,137 1,060 4,538 3,792 Amortization 133 145 184 608 812 Adjusted EBITDA* (2) $ 3,131 $ 3,111 $ 2,816 $ 12,836 $ 11,205 Adjusted EBITDA margin* 57.9% 57.1% 50.5% 58.8% 49.7% Selected items: Cash paid for capital expenditures - network and other $ 973 $ 1,242 $ 681 $ 4,335 $ 2,760 Cash paid for capital expenditures - leased devices $ 1,702 $ 2,215 $ 1,928 $ 7,441 $ 7,461 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86

WIRELINE STATEMENTS OF OPERATIONS (Unaudited) (Millions) Quarter To Date Year To Date 3/31/19 12/31/18 3/31/18 3/31/19 3/31/18 Net operating revenues $ 314 $ 316 $ 344 $ 1,296 $ 1,579 Net operating expenses Cost of services (exclusive of depreciation and amortization below) 255 280 316 1,141 1,427 Selling, general and administrative 50 52 76 224 270 Depreciation and amortization 46 51 50 197 205 Other, net 1 - 9 19 (300) Total net operating expenses 352 383 451 1,581 1,602 Operating loss $ (38) $ (67) $ (107) $ (285) $ (23) WIRELINE NON-GAAP RECONCILIATION (Unaudited) (Millions) Quarter To Date Year To Date 3/31/19 12/31/18 3/31/18 3/31/19 3/31/18 Operating loss $ (38) $ (67) $ (107) $ (285) $ (23) Loss from asset dispositions, exchanges, and other, net (3) - - 1 - 1 Severance and exit costs (4) 1 - 8 19 22 Litigation expenses and other contingencies (7) - - - - (323) Depreciation and amortization 46 51 50 197 205 Adjusted EBITDA* $ 9 $ (16) $ (48) $ (69) $ (118) Adjusted EBITDA margin* 2.9% -5.1% -14.0% -5.3% -7.5% Selected items: Cash paid for capital expenditures - network and other $ 72 $ 64 $ 34 $ 242 $ 166 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86

CONDENSED CONSOLIDATED CASH FLOW INFORMATION (Unaudited) (Millions) Year To Date 3/31/19 3/31/18 Operating activities Net (loss) income $ (1,943) $ 7,377 Goodwill impairment (1) 2,000 - Depreciation and amortization 9,391 8,580 Provision for losses on accounts receivable 394 362 Share-based and long-term incentive compensation expense 132 182 Deferred income tax benefit (85) (7,119) Gains from asset dispositions and exchanges - (479) Loss on early extinguishment of debt - 65 Amortization of long-term debt premiums, net (112) (158) Loss on disposal of property, plant and equipment 1,135 868 Litigation and other contingencies 74 (13) Deferred purchase price from sale of receivables (223) (1,140) Other changes in assets and liabilities: Accounts and notes receivable (150) 83 Inventories and other current assets 279 745 Accounts payable and other current liabilities (142) 17 Non-current assets and liabilities, net (728) 271 Other, net 407 421 Net cash provided by operating activities 10,429 10,062 Investing activities Capital expenditures - network and other (4,963) (3,319) Capital expenditures - leased devices (7,441) (7,461) Expenditures relating to FCC licenses (163) (115) Change in short-term investments, net 2,032 3,090 Proceeds from sales of assets and FCC licenses 591 527 Proceeds from deferred purchase price from sale of receivables 223 1,140 Proceeds from corporate owned life insurance policies 110 2 Other, net 69 1 Net cash used in investing activities (9,542) (6,135) Financing activities Proceeds from debt and financings 9,307 8,529 Repayments of debt, financing and capital lease obligations (9,764) (8,518) Debt financing costs (321) (93) Call premiums paid on debt redemptions - (131) Proceeds from issuance of common stock, net 291 21 Other, net 4 (18) Net cash used in financing activities (483) (210) Net increase in cash, cash equivalents and restricted cash 404 3,717 Cash, cash equivalents and restricted cash, beginning of period 6,659 2,942 Cash, cash equivalents and restricted cash, end of period $ 7,063 $ 6,659 RECONCILIATION TO CONSOLIDATED FREE CASH FLOW* (NON-GAAP) (Unaudited) (Millions) Quarter To Date Year To Date 3/31/19 12/31/18 3/31/18 3/31/19 3/31/18 Net cash provided by operating activities $ 2,847 $ 2,225 $ 2,653 $ 10,429 $ 10,062 Capital expenditures - network and other (1,149) (1,416) (780) (4,963) (3,319) Capital expenditures - leased devices (1,702) (2,215) (1,928) (7,441) (7,461) Expenditures relating to FCC licenses, net (18) (75) (23) (163) (115) Proceeds from sales of assets and FCC licenses 175 144 160 591 527 Proceeds from deferred purchase price from sale of receivables - - 231 223 1,140 Other investing activities, net 25 129 2 214 6 Free cash flow* $ 178 $ (1,208) $ 315 $ (1,110) $ 840 Net (repayments) proceeds of financings related to devices and receivables (717) 300 (555) 196 105 Adjusted free cash flow* $ (539) $ (908) $ (240) $ (914) $ 945

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) 3/31/19 3/31/18 ASSETS Current assets Cash and cash equivalents $ 6,982 $ 6,610 Short-term investments 67 2,354 Accounts and notes receivable, net 3,554 3,711 Device and accessory inventory 999 1,003 Prepaid expenses and other current assets 1,289 575 Total current assets 12,891 14,253 Property, plant and equipment, net 21,201 19,925 Costs to acquire a customer contract 1,559 - Goodwill 4,598 6,586 FCC licenses and other 41,465 41,309 Definite-lived intangible assets, net 1,769 2,465 Other assets 1,118 921 Total assets $ 84,601 $ 85,459 LIABILITIES AND EQUITY Current liabilities Accounts payable $ 3,961 $ 3,409 Accrued expenses and other current liabilities 3,597 3,962 Current portion of long-term debt, financing and capital lease obligations 4,557 3,429 Total current liabilities 12,115 10,800 Long-term debt, financing and capital lease obligations 35,366 37,463 Deferred tax liabilities 7,556 7,294 Other liabilities 3,437 3,483 Total liabilities 58,474 59,040 Stockholders' equity Common stock 41 40 Paid-in capital 28,306 27,884 Accumulated deficit (1,883) (1,255) Accumulated other comprehensive loss (392) (313) Total stockholders' equity 26,072 26,356 Noncontrolling interests 55 63 Total equity 26,127 26,419 Total liabilities and equity $ 84,601 $ 85,459 NET DEBT* (NON-GAAP) (Unaudited) (Millions) 3/31/19 3/31/18 Total debt $ 39,923 $ 40,892 Less: Cash and cash equivalents (6,982) (6,610) Less: Short-term investments (67) (2,354) Net debt* $ 32,874 $ 31,928 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86

SCHEDULE OF DEBT (Unaudited) (Millions) 3/31/19 ISSUER MATURITY PRINCIPAL Sprint Corporation 7.25% Senior notes due 2021 09/15/2021 $ 2,250 7.875% Senior notes due 2023 09/15/2023 4,250 7.125% Senior notes due 2024 06/15/2024 2,500 7.625% Senior notes due 2025 02/15/2025 1,500 7.625% Senior notes due 2026 03/01/2026 1,500 Sprint Corporation 12,000 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC 3.36% Senior secured notes due 2021 09/20/2021 2,187 4.738% Senior secured notes due 2025 03/20/2025 2,100 5.152% Senior secured notes due 2028 03/20/2028 1,838 Sprint Spectrum Co LLC, Sprint Spectrum Co II LLC, and Sprint Spectrum Co III LLC 6,125 Sprint Communications, Inc. Export Development Canada secured loan 12/17/2019 300 7% Guaranteed notes due 2020 03/01/2020 1,000 7% Senior notes due 2020 08/15/2020 1,500 11.5% Senior notes due 2021 11/15/2021 1,000 6% Senior notes due 2022 11/15/2022 2,280 Sprint Communications, Inc. 6,080 Sprint Capital Corporation 6.9% Senior notes due 2019 05/01/2019 1,729 6.875% Senior notes due 2028 11/15/2028 2,475 8.75% Senior notes due 2032 03/15/2032 2,000 Sprint Capital Corporation 6,204 Credit facilities PRWireless secured term loan 06/28/2020 198 Secured equipment credit facilities 2020 - 2022 661 Secured term loan 02/03/2024 3,920 Secured term loan B1 02/03/2024 1,995 Credit facilities 6,774 Accounts receivable facility 2020 2,607 Financing obligations 2021 109 Capital leases and other obligations 2019 - 2026 429 Total principal 40,328 Net premiums and debt financing costs (405) Total debt $ 39,923 79 80 81 82 83 84 85 86

Results Tables | 28

RECONCILIATION OF ADJUSTMENTS FROM THE ADOPTION OF TOPIC 606 RELATIVE TO TOPIC 605 ON CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Millions, except per share data)

	Three Months Ended March 31, 2019			Year Ended March 31, 2019		
	As reported	without adoption of Topic 606	Change	As reported	without adoption of Topic 606	Change
Net operating revenues						
Service revenue	$ 5,656	$ 5,869	$ (213)	$ 22,857	$ 23,585	$ (728)
Equipment sales	1,426	1,057	369	5,606	4,280	1,326
Equipment rentals	1,359	1,373	(14)	5,137	5,200	(63)
Total net operating revenues	8,441	8,299	142	33,600	33,065	535
Net operating expenses						
Cost of services (exclusive of depreciation and amortization below)	1,645	1,669	(24)	6,664	6,742	(78)
Cost of equipment sales	1,561	1,506	55	6,082	5,937	145
Cost of equipment rentals (exclusive of depreciation below)	186	186	-	643	643	-
Selling, general and administrative	2,043	2,117	(74)	7,774	8,164	(390)
Depreciation - network and other	1,113	1,113	-	4,245	4,245	-
Depreciation - equipment rentals	1,084	1,084	-	4,538	4,538	-
Amortization	133	133	-	608	608	-
Goodwill impairment [1]	2,000	2,000	-	2,000	2,000	-
Other, net	350	350	-	648	648	-
Total net operating expenses	10,115	10,158	(43)	33,202	33,525	(323)
Operating (loss) income	(1,674)	(1,859)	185	398	(460)	858
Total other expenses	(595)	(595)	-	(2,376)	(2,376)	-
Loss before income taxes	(2,269)	(2,454)	185	(1,978)	(2,836)	858
Income tax benefit	91	130	(39)	35	215	(180)
Net loss	(2,178)	(2,324)	146	(1,943)	(2,621)	678
Less: Net loss attributable to noncontrolling interests	4	4	-	-	-	-
Net loss attributable to Sprint Corporation	$ (2,174)	$ (2,320)	$ 146	$ (1,943)	$ (2,621)	$ 678
Basic net loss per common share attributable to Sprint Corporation	$ (0.53)	$ (0.57)	$ 0.04	$ (0.48)	$ (0.65)	$ 0.17
Diluted net loss per common share attributable to Sprint Corporation	$ (0.53)	$ (0.57)	$ 0.04	$ (0.48)	$ (0.65)	$ 0.17
Basic weighted average common shares outstanding	4,080	4,080	-	4,057	4,057	-
Diluted weighted average common shares outstanding	4,080	4,080	-	4,057	4,057	-

Sprint Quarterly Investor Update – Fiscal 4Q18

RECONCILIATION OF ADJUSTMENTS FROM THE ADOPTION OF TOPIC 606 RELATIVE TO TOPIC 605 ON CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (Millions) March 31, 2019 Balances without adoption As reported of Topic 606 Change ASSETS Current assets Accounts and notes receivable, net $ 3,554 $ 3,443 $ 111 Device and accessory inventory 999 1,020 (21) Prepaid expenses and other current assets 1,289 651 638 Costs to acquire a customer contract 1,559 - 1,559 Other assets 1,118 916 202 LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities Accrued expenses and other current liabilities $ 3,597 $ 3,610 $ (13) Deferred tax liabilities 7,556 7,010 546 Other liabilities 3,437 3,466 (29) Stockholders' equity Accumulated deficit (1,883) (3,868) 1,985 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75 76 77 78 79 80 81 82 83 84 85 86

NOTES TO THE FINANCIAL INFORMATION (Unaudited) (1) As a result of our annual goodwill impairment assessment, we recorded a preliminary non-cash goodwill impairment charge of $2 billion during the fourth quarter of fiscal year 2018. The substantial portion of this impairment charge is not taxable as goodwill is generally not separately deductible for tax purposes. (2) As more of our customers elect to lease a device rather than purchasing one under our subsidized program, there is a significant positive impact to EBITDA* and Adjusted EBITDA* from direct channel sales primarily due to the fact the cost of the device is not recorded as cost of equipment sales but rather is depreciated over the customer lease term. Under our device leasing program for the direct channel, devices are transferred from inventory to property and equipment and the cost of the leased device is recognized as depreciation expense over the customer lease term to an estimated residual value. The customer payments are recognized as revenue over the term of the lease. Under our subsidy model, we recognize revenue from the sale of devices as equipment sales at the point of sale and the cost of the device is recognized as cost of equipment sales. During the three and twelve month periods ended March 31, 2019, we leased devices through our Sprint direct channels totaling approximately $1,114 million and $4,931 million, respectively, which would have increased cost of equipment sales and reduced EBITDA* if they had been purchased under our subsidized program. The impact to EBITDA* and Adjusted EBITDA* resulting from the sale of devices under our installment billing program is generally neutral except for the impact in our indirect channels from the time value of money element related to the imputed interest on the installment receivable. (3) During the fourth, third and second quarters of fiscal year 2018 and the fourth and first quarters of fiscal year 2017, the company recorded losses on dispositions of assets primarily related to cell site construction and network development costs that are no longer relevant as a result of changes in the company's network plans. Additionally, during the first quarter of fiscal year 2017 the company recorded a pre-tax non-cash gain related to spectrum swaps with other carriers. (4) For all quarters of fiscal year 2018 and the fourth and third quarters of fiscal year 2017, severance and exit costs consist of lease exit costs primarily associated with tower and cell sites, access exit costs related to payments that will continue to be made under the company's backhaul access contracts for which the company will no longer be receiving any economic benefit, and severance costs associated with reduction in its work force. (5) During the first quarter of fiscal year 2018, contract termination costs are primarily due to the purchase of certain leased spectrum assets, which upon termination of the spectrum leases resulted in the accelerated recognition of the unamortized favorable lease balances. During the first quarter of fiscal year 2017, we recorded a $5 million gain due to reversal of a liability recorded in relation to the termination of our relationship with General Wireless Operations, Inc. (Radio Shack). (6) During the fourth, third, second and first quarters of fiscal year 2018, we recorded merger costs of $130 million, $67 million, $56 million and $93 million, respectively, due to the proposed Business Combination Agreement with T-Mobile. (7) During the fourth quarter of fiscal year 2018, litigation expenses and other contingencies consist of unfavorable developments associated with legal matters. During the third quarter of fiscal year 2018, litigation expenses and other contingencies consist of tax matters settled with the State of New York. During the fourth, third and first quarters of fiscal year 2017, litigation expenses and other contingencies consist of reductions associated with legal settlements or favorable developments in pending legal proceedings. In addition, the third quarter of fiscal year 2017 included non-recurring charges of $51 million related to a regulatory fee matter. (8) During the second quarter of fiscal year 2018 we recognized hurricane-related reimbursements of $32 million. During the fourth, third and second quarters of fiscal year 2017 we recorded hurricane-related costs of $7 million, $66 million and $34 million, respectively, consisting of customer service credits, incremental roaming costs, network repairs and replacements.

* FINANCIAL MEASURES Sprint provides financial measures determined in accordance with GAAP and adjusted GAAP (non-GAAP). The non-GAAP financial measures reflect industry conventions, or standard measures of liquidity, profitability or performance commonly *FINANCIAL MEASURES used by the investment community for comparability purposes. These measurements should be considered in addition to, but not as a substitute for, financial information prepared in accordance with GAAP. We have defined below each of the non-GAAP measures we use, but these measures may not be synonymous to similar measurement terms used by other companies. Sprint provides reconciliations of these non-GAAP measures in its financial reporting. Because Sprint does not predict special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, Sprint does not provide reconciliations to GAAP of its forward-looking financial measures. The measures used in this release include the following: EBITDA is operating income/(loss) before depreciation and amortization. Adjusted EBITDA is EBITDA excluding severance, exit costs, and other special items. Adjusted EBITDA Margin represents Adjusted EBITDA divided by non-equipment net operating revenues for Wireless and Adjusted EBITDA divided by net operating revenues for Wireline. We believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors because they are an indicator of the strength and performance of our ongoing business operations. While depreciation and amortization are considered operating costs under GAAP, these expenses primarily represent non-cash current period costs associated with the use of long-lived tangible and definite-lived intangible assets. Adjusted EBITDA and Adjusted EBITDA Margin are calculations commonly used as a basis for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry. Postpaid ABPA is average billings per account and calculated by dividing postpaid service revenue earned from postpaid customers plus billings from installment plans and non-operating leases, as well as equipment rentals, by the sum of the monthly average number of postpaid accounts during the period. We believe that ABPA provides useful information to investors, analysts and our management to evaluate average postpaid customer billings per account as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid account each month. Postpaid Phone ABPU is average billings per postpaid phone user and calculated by dividing service revenue earned from postpaid phone customers plus billings from installment plans and non-operating leases, as well as equipment rentals by the sum of the monthly average number of postpaid phone connections during the period. We believe that ABPU provides useful information to investors, analysts and our management to evaluate average postpaid phone customer billings as it approximates the expected cash collections, including billings from installment plans and non-operating leases, as well as equipment rentals, per postpaid phone user each month. Free Cash Flow is the cash provided by operating activities less the cash used in investing activities other than short-term investments and equity method investments. Adjusted Free Cash Flow is Free Cash Flow plus the proceeds from device financings and sales of receivables, net of repayments. We believe that Free Cash Flow and Adjusted Free Cash Flow provide useful information to investors, analysts and our management about the cash generated by our core operations and net proceeds obtained to fund certain leased devices, respectively, after interest and dividends, if any, and our ability to fund scheduled debt maturities and other financing activities, including discretionary refinancing and retirement of debt and purchase or sale of investments. Net Debt is consolidated debt, including current maturities, less cash and cash equivalents and short-term investments. We believe that Net Debt provides useful information to investors, analysts and credit rating agencies about the capacity of the company to reduce the debt load and improve its capital structure.

SAFE SAFE HARBOR This release includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan”, “outlook,” “providing guidance,” and similar expressions are intended to identify information that is not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to our network, subscriber growth, and liquidity; and statements expressing general views about future operating results — are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the development and deployment of new technologies and services such as 5G; efficiencies and cost savings of new technologies and services; customer and network usage; subscriber additions and churn rates; service, speed, capacity, coverage and quality; availability of devices; availability of various financings; and the timing of various events and the economic environment. Sprint believes these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date when made. Sprint undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our company's historical experience and our present expectations or projections. Factors that might cause such differences include, but are not limited to, those discussed in Sprint Corporation’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 and, when filed, our Annual Report on Form 10-K for the fiscal year ended March 31, 2019. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties. About Sprint: Sprint (NYSE: S) is a communications services company that creates more and better ways to connect its customers to the things they care about most. Sprint served 54.5 million connections as of March 31, 2019 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; leading no-contract brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. Today, Sprint’s legacy of innovation and service continues with an increased investment to dramatically improve coverage, reliability, and speed across its nationwide network and commitment to launching the first 5G mobile network in the U.S. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.